SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2010 (March 11, 2010)

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On March 11, 2010, BioMimetic Therapeutics, Inc. (“BioMimetic”) issued a press release that announced its financial results as of and for the three and twelve months ended December 31, 2009.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01  Other Events.

On March 11, 2010, the lead investigator for the Augment™ Bone Graft North American pivotal clinical trial, Dr. Christopher DiGiovanni, Professor of Orthopaedic Surgery and Chief of Foot and Ankle Surgery at The Warren Albert School of Medicine, presented additional data from the pivotal trail at BioMimetic’s Annual Investor and Analyst Meeting on March 11, 2010.  The slides from that presentation are included as Exhibit 99.2 to this Current Report on Form 8-K.

On March 11, 2010, Dr. Joshua S. Dines, BioMimetic research collaborator and orthopedic surgeon, sports medicine and shoulder service at The Hospital for Special Surgery in New York City, presented newly released pre-clinical data at BioMimetic’s Annual Investor and Analyst Meeting on March 11, 2010.  The slides from that presentation are included as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3) shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the Exchange “Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits
99.1  Press Release dated March 11, 2010
99.2  Augment™ Bone Graft presentation slides
99.3  Sports Medicine presentation slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name:	Earl Douglas
Title:	General Counsel

Date: March 12, 2010